Exhibit 10.1

LOAN AGREEMENT

Between

UGHS DALLAS HOSPITALS, INC., and UNIVERSITY GENERAL HEALTH SYSTEM, INC.,

And

FIRST NATIONAL BANK

December 14, 2012

THIS LOAN AGREEMENT (the “Loan Agreement”) shall serve to set forth the terms of the financing transaction by and between UGHS Dallas Hospitals, Inc., a Texas corporation (“Borrower”), University General Health System, Inc., a Nevada corporation (“Guarantor”), and First National Bank, a national banking association (“Lender”):

1. Overview of Credit Facilities. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loan, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the “Loan Documents”), Lender hereby agrees to provide to Borrower the credit facilities herein below (the “Credit Facilities”):

A.	A $28,500,000.00 loan, to purchase one hundred percent (100%) of the outstanding stock of Dufek Massif Hospital Corporation, a Texas corporation (the “Purchase Loan ”).

1A.	Purchase Loan. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the Purchase Loan in the amount of $28,500,000.00.

The Purchase Loan shall be repaid as follows: Borrower shall pay monthly payments of principal and interest at the fixed interest rate of four-and-one-quarter percent (4.25%) per annum (based on an actual number of days elapsed/360 day year) with interest-only monthly payments for the first three (3) months payable by the fifth (5th) day of each calendar month, beginning February 5, 2013, and monthly payments of principal and interest amortized over twenty (20) years, and maturing in ten (10) years, payable by the fifth (5th) day of each calendar month, beginning May 5, 2013, with all accrued interest and remaining principal due and payable on January 5, 2023. The interest rate after maturity shall be eighteen percent (18%) per annum.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

1A.A. Promissory Note. The Purchase Loan shall be evidenced by that one certain promissory note in the amount of $28,500,000.00 (together with any renewals, extensions and increases thereof, the “Purchase Promissory Note”) duly executed by Borrower and payable to the order of Lender, in the form and substance acceptable to Lender and Borrower. Interest on the Purchase Promissory Note shall accrue at the rate set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Loan Agreement.

1A.B. Collateral. As collateral and security for the indebtedness evidenced by the Purchase Promissory Note and any and all other indebtedness or obligations from time to time owing by Borrower (as each is identified in the Purchase Promissory Note) to Lender, such Borrower shall grant and hereby grants or cause to be granted, as the case may be, to Lender, its successors and assigns, a first and prior lien, subordinate only to prior liens of Lender, and security interest in and to the property described herein below, together with any and all PRODUCTS, PROCEEDS, AND PAYMENTS RECEIVED thereof (the “Collateral”):

a.	A pledge of one hundred percent (100%) of the stock of Dufek Massif Hospital Corporation.

b.	The real property described in Exhibit “A” hereto, which such real property is that of the South Hampton Community Hospital in Dallas, Dallas County, Texas.

c.	The inventory and equipment of Dufek Massif Hospital Corporation, South Hampton Community Hospital, and all subsidiaries thereof.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

d.	All equipment of whatsoever kind and character now or hereafter possessed, held, acquired, leased, or owned by Dufek Massif Hospital Corporation and South Hampton Community Hospital, including, without limitation, all machinery, tools, computer software, office equipment, furniture, appliances, medical equipment, furnishings, fixtures, vehicles, motor vehicles, together with all replacements, accessories, additions, substitutions, accessions to all of the foregoing, and all manuals, instructions, and records relating in any way to the foregoing, as well as any profits, proceeds, products, or income therefrom; Inventory; NPI Numbers for Medicare and Medicaid for the South Hampton Community Hospital and Dufek Massif Hospital Corporation; Licenses; Contract rights; All intangible rights, including, but not limited to, trade marks, and trade usage; All leases, including ground leases, save and except that this security agreement shall not include newly acquired capital equipment or the assets of hospital outpatient departments acquired after December 14, 2012.

1A.C.	Guaranty. University General Health System, Inc., a Nevada corporation, and Dufek Massif Hospital Corporation, a Texas corporation, shall guaranty repayment of the Purchase Loan unconditionally in the full amount of the Purchase Loan.

1A.D.	Condition Precedent to Loan. The following conditions must occur prior to the making of the Purchase Loan:

a.	Borrower must satisfy Lender, in Lender’s sole judgment and discretion, that Borrower is creditworthy and capable of repaying the Purchase Loan; and

b.	A reputable title insurance company with an A.M. Best Financial Strength Rating of A++ must issue to Lender a mortgagee’s policy of title insurance (including Lender required endorsements) insuring the deed of trust covering the real property described in Exhibit “A” hereto, in form and content acceptable to Lender.

c.	The Loan Documents shall be in form and content acceptable to Lender and Borrower and prepared by Lender’s legal counsel.

2. Representations and Warranties. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facility further represents and warrants, to Lender as follows:

(a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and all other states where it is doing business, and has all requisite power and authority to execute and deliver the Loan Documents.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(b) Binding Obligations. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent. The execution, delivery and performance of this Loan Agreement and the other loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (I) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles or certificate of formation or bylaws, if Borrower is a corporation or limited liability company, or its partnership agreement, if Borrower is a partnership, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

(d) Financial Condition. Each financial statement of Borrower supplied to the Lender truly discloses and fairly presents in all material respects Borrower’s financial condition as the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Lender.

(e) Litigation. There are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

(f) Taxes; Governmental Charges. Borrower has filed all federal, state and local tax reports and returns requires by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount or additional taxes in excess of those paid and reported is not reasonably expected.

(g) Hospital Financial Statements and Regulatory Compliance. The financial statements that Borrower has provided to Lender are accurate, true, and correct. Borrower and Guarantor are in material compliance with all applicable federal, state, and local regulations, including, without limitation, such regulations concerning the amount and type of medical charges.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(h) Express Disclaimer of Reliance. Borrower has determined the value of the Property which Borrower is purchasing as a part of this transaction as a result of its own appraisal and investigation of such value and has not relied in any manner whatsoever upon any representations, warranties, or information, which First National Bank, or any agent, representative, broker, employee, officer, director, or attorney thereof has provided.

3. Conditions Precedent to Advances. Lender’s obligation to make any advance under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (I) all representations and warranties made to Lender in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date in all material respects, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Lender by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) Lender’s receipt of all Loan Documents appropriately executed by Borrower and all other proper parties, (v) the Borrower shall provide corporate minutes and a copy of the minute book of Borrower to the Lender in a form satisfactory to the Lender, (vi) the Borrower shall provide a certificate of incumbency with respect to the status of Hassan Chahadeh as Authorized Representative of the Borrower and resolutions authorizing the Borrower to execute this Loan Agreement as well as any other documents related to this credit facility.

4. Affirmative Covenants. Until (i)The Purchaser Promissory Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a) Accounts and Records. Maintain its books and records in accordance with appropriate accounting principles that are acceptable to lender.

(b) Right of Inspection. Permit Lender to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Borrower’s books and records, at all reasonable times upon reasonable prior written notice to Borrower.

(c) Right to Additional Information. Furnish Lender with such additional information and statements, lists of assets and liabilities, tax returns, and other reports generated by Borrower in the ordinary course of business with respect to Borrower’s financial condition and business operations as Lender may request from time to time.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower and its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

(e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, or every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

(f) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed necessary or otherwise reasonably required by Lender. The amount of the comprehensive property damage insurance shall be equal to or greater than the amount of the loan balances which such property secures. Lender shall be named as mortgagee, as an additional insured, and as an additional loss payee.

(g) Notice of Indebtedness. Promptly inform Lender of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

(h) Notice of Litigation. Promptly (no later than five business days) after the commencement thereof, notify Lender of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties, which, if determined adversely to Borrower would have a material adverse affect on the financial condition, property, or operations of Borrower.

(I) Notice of Material Adverse Change. Promptly inform Lender of (i) any and all material adverse changes in Borrower’s, Dufek Massif Hospital Corporation’s, and South Hampton Community Hospital’s financial condition, and (ii) all claims made against Borrower, against Dufek Massif Hospital Corporation, or against South Hampton Community Hospital, which could materially affect the financial condition of Borrower, of Dufek Massif Hospital Corporation, or of South Hampton Community Hospital.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

(m) Financial Statements and Information. Borrower and South Hampton Community Hospital, shall provide to Lender:

(i) monthly, cash flow statements in a form in accordance with generally accepted accounting principles for South Hampton Community Hospital;

(ii) monthly, balance sheets for South Hampton Community Hospital;

(iii) monthly, income statements for South Hampton Community Hospital no later than fifteen days after the end of each month;

(iv) quarterly, a letter from the chief financial officer or chief executive officer of South Hampton Community Hospital stating whether or not the Borrower is in compliance with this Loan Agreement;

(v) annually, reviewed fiscal year end statements with a letter from Borrower’s Chief Financial Officer stating whether or not each Borrower is in compliance with this Loan Agreement no later than ninety (90) days after the end of year calendar year;

(vi) a copy of each of the Borrower’s, South Hampton Community Hospital’s income tax returns;

(vii)	monthly, a narrative report on the status of ongoing litigation with respect to South Hampton Community Hospital; and

(viii)	monthly, a listing of accounts receivable and an aging report for South Hampton Community Hospital.

Each Guarantor shall provide to Lender:

(i) a quarterly balance sheet, provided within ninety (90) days after the end of each calendar quarter;

(ii) an income statement or description, no later than sixty (60) days after the end of each calendar quarter;

(iii) annually, a statement of contingent liabilities, provided no later than ninety (90) days after the end of each calendar year; and

(iv)	a copy of each Guarantor’s income tax returns, provided within thirty (30) days of the filing of such returns.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

5. Negative Covenants. Until (i) the Purchaser Promissory Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Lender:

(a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

(b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity or change the management or ownership of the Borrower, other than for syndications approved by Lender, which such consent shall be not unreasonably withheld.

(c) Sale of Assets. Sell, transfer or otherwise dispose of any of South Hampton Community Hospital’s assets or properties in excess of $100,000 outside the ordinary course of business.

(d) Liens. Create or incur any lien or encumbrance on any of its Collateral, other than (i) liens and security interests securing indebtedness owing to Lender, and (ii) liens for taxes, assessments or similar charges that are (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and (iii) liens and security interest securing Permitted Indebtedness.

(e) Transfer of Ownership. Permit the sale, pledge or other transfer of any of the ownership interests in Dufek Massif Hospital Corporation.

(f) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonably requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term “Affiliate” means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

(g) Additional Loans. Except for Permitted Indebtedness, Borrower may not assume any short-term (payable in one year or less) debt in excess of $100,000.00, for South Hampton Community Hospital or Dufek Massif Hospital Corporation, unless Lender approves such loan in writing which such consent Lender shall not unreasonably withhold.

(h) Capital Expenditures. Make an capital expenditure in excess of the total amount of depreciation during any fiscal year.

(i) Loans to Officers or Employees. Make any loans to officers or employees.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(j) Change of Business. Engage in any business other than that in which the Borrower is presently engaged.

(k) Dividends. Pay any dividends if the making of the dividend would cause Borrower to fail to meet any financial covenant contained herein.

For purposes of this section 5 “Permitted Indebtedness” means (i) lease and purchase money indebtedness incurred in collection with the acquisition of capital assets or lease obligations with respect to newly acquired or leased assets and (ii) indebtedness incurred or assumed in connection with a strategic acquisition approved by the Borrower’s board of directors in good faith.

6. Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement:

(a) The failure, refusal or neglect of Borrower to pay within ten (10) days of when due any part of the principal of, or interest on, the Purchaser Promissory Note or any other indebtedness or obligations owing to Lender by Borrower from time to time after notice to Borrowers.

(b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and the continuance of such failure for ten (10) or more days after notice by Lender to Borrower, provided Borrower shall have an additional thirty (30) days to cure such failure (other than an obligation to pay a monetary obligation to Lender) if Borrower is diligently pursuing the cure of such failure.

(c) The occurrence of an event of default or under any other agreement now existing or hereafter arising between Lender and Borrower and the continuance of such failure for ten (10) or more days after notice by Lender to Borrower, provided Borrower shall have an additional thirty (30) days to cure such failure (other than an obligation to pay a monetary obligation to Lender) if Borrower is diligently pursuing the cure of such failure.

(d) Any representation obtained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(e) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filings thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

(f) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

(e) The entry of any judgment against Borrower or the issuance or entry of any attachment or other lien against any of the property of Borrower for an amount in excess of $100,000.00, if undischarged, unbonded or undismissed or not appealed within thirty (30) days after such entry provided the foregoing shall not apply to any judgments entered with an agreement not to enforce or abstract each judgment.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term “Obligated Party”, as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Note and shall also include Dufek Massif Hospital Corporation.

7. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, subject to any notice and cure provision contained in the Note, (a) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, and (b) Lender may, at its option, cease further advances under any of the Note. All rights and remedies of Lender set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

In the event of a default hereunder, Lender may, during the first 36 months of the Purchaser Promissory Note, with the giving of three (3) business days’ notice take possession of any or all of the operating hospital at Dallas, Texas, even prior to a foreclosure. In such event, Borrower shall cooperate and exert Borrower’s best efforts to transfer all licenses, accounts, and Centers for Medicare and Medicaid Services identification numbers to Lender. In such event, Lender may transfer possession of the operating hospitals to a designee or manager.

8. Rights Cumulative. All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

9. Waiver and Agreement. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such rights, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

10. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligation under this Loan Agreement or any of the other Loan Documents.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

11. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Loan Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of the first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

12. Construction. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender’s address set forth on the first page of the document hereof is located.

13. Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

14. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Lender’s rights upon the occurrence of Event of Default.

15. Participation of the Loan. Borrower agrees that Lender may, at its option, sell interests in the Loan and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each prospective purchaser.

16. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

17. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

18.	Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Loan Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine (“fax”), it shall be treated for all purposes as an original documents. Additionally, the signature of any party on this documents transmitted by way of a facsimile machine shall be considered for all purposes an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

19.	Arbitration. THE PARTIES FURTHER AGREE AS FOLLOWS:

(a)	UPON WRITTEN NOTICE BY LENDER OR BORROWER TO THE OTHER, ANY AND ALL CONTROVERSIES BETWEEN THE PARTIES SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ASSOCIATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME OF FILING, UNLESS THE COMMERCIAL ARBITRATION RULES CONFLICT WITH THIS PROVISION, AND IN SUCH EVENT THE TERMS OF THIS PROVISION SHALL CONTROL. ANY ARBITRATION HEREUNDER SHALL BE BEFORE AT LEAST THREE ARBITRATORS ASSOCIATED WITH THE AMERICAN ARBITRATION ASSOCIATION AND SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE AWARD OF THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL BE FINAL, AND JUDGEMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. ERRORS OF LAW SHALL BE AN ADDITIONAL GROUND FOR VACATUR OF AN AWARD RENDERED PURSUANT TO THIS PROVISION.

(b)	ARBITRABLE DISPUTES INCLUDE ANY AND ALL CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES OF WHATEVER TYPE OR MANNER, INCLUDING WITHOUT LIMITATION, ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY PROPOSED OR ACTUAL LOAN OR EXTENSION OF CREDIT, ALL PAST, PRESENT AND/OR FUTURE AGREEMENTS INVOLVING THE PARTIES, ANY TRANSACTIONS BETWEEN OR INVOLVING THE PARTIES, AND/OR ANY ASPECT OF ANY PAST OR PRESENT RELATIONSHIP OF THE PARTIES, WHETHER BANKING OR OTHERWISE, SPECIFICALLY INCLUDING ANY ALLEGED TORT COMMITTED BY ANY PARTY.

(c)	DEPOSITIONS MAY BE TAKEN AND OTHER DISCOVERY OBTAINED IN ANY ARBITRATION UNDER THIS PROVISION. WITHIN THIRTY (30) DAYS OF THE DATE A RESPONSIVE PLEADING IS FILED IN AN ARBITRATION PROCEEDING HEREUNDER, ALL PARTIES SHALL SERVE ON ALL OTHER PARTIES AN INITIAL DISCLOSURE AS WOULD BE REQUIRED BY RULE 26, FEDERAL RULES OF CIVIL PROCEDURE.

(d)	FOR THE PURPOSES OF THIS PROVISION, “THE PARTIES” MEANS GRANTORS, BENEFICIARY, TRUSTEE, LENDER AND EACH OF THEM, AND ALL PERSONS AND ENTITIES SIGNING THIS AGREEMENT OR ANY OTHER AGREEMENTS, SECURITY INSTRUMENTS, AND/OR GUARANTEES EXECUTED HERETOFORE OR CONTEMPORANEOUSLY WITH AND AS PART OF THE SAME TRANSACTION WITH THIS AGREEMENT. “THE PARTIES” SHALL ALSO INCLUDE INDIVIDUAL PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND/OR REPRESENTATIVES OF ANY PARTY TO THOSE DOCUMENTS, AND SHALL INCLUDE ANY OTHER OWNER AND HOLDER OF THE LOAN DOCUMENTS. “THE PARTIES” SHALL INCLUDE DUFEK MASSIF HOSPITAL CORPORATION AND SOUTH HAMPTON COMMUNITY HOSPITAL.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(e)	THE PARTIES SHALL HAVE THE RIGHT TO INVOKE SELF-HELP REMEDIES (SUCH AS SET-OFF, NOTIFICATION OF ACCOUNT DEBTORS, SEIZURE AND/OR FORECLOSURE OF COLLATERAL, AND NON-JUDICIAL SALE OF PERSONAL PROPERTY AND REAL PROPERTY COLLATERAL) BEFORE, DURING OR AFTER ANY ARBITRATION AND/OR PERFORMANCE, RECEIVER, INJUNCTION OR RESTRAINING ORDER, AND SEQUESTRATION) BEFORE OR AFTER ANY ARBITRATION. THE PARTIES NEED NOT AWAIT THE OUTCOME OF THE ARBITRATION BEFORE USING SELF-HELP REMEDIES. USE OF SELF-HELP OR ANCILLARY AND/OR PROVISIONAL JUDICIAL REMEDIES SHALL NOT OPERATE AS A WAIVER OF EITHER PARTY’S RIGHT TO COMPEL ARBITRATION.

(f)	THE PARTIES AGREE THAT ANY ACTION REGARDING ANY CONTROVERSY BETWEEN THE PARTIES SHALL EITHER BE BROUGHT BY ARBITRATION, AS DESCRIBED HEREIN, OR BY JUDICIAL PROCEEDINGS, BUT SHALL NOT BE PURSUED SIMULTANEOUSLY IN DIFFERENT OR ALTERNATIVE FORUMS. A TIMELY WRITTEN NOTICE OF INTENT TO ARBITRATE PURSUANT TO THIS AGREEMENT STAYS AND/OR ABATES ANY AND ALL ACTION IN A TRIAL COURT, SAVE AND EXCEPT A HEARING ON A MOTION TO COMPEL ARBITRATION AND/OR THE ENTRY OF AN ORDER COMPELLING ARBITRATION AND STAYING AND/OR ABATING THE LITIGATION PENDING THE FILING OF THE FINAL AWARD OF THE ARBITRATORS.

(g)	ANY AGGRIEVED PARTY SHALL SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE TO ANY AND ALL OPPOSING PARTIES WITHIN 360 DAYS AFTER DISPUTE HAS ARISEN. A DISPUTE IS DEFINED TO HAVE ARISEN ONLY UPON RECEIPT OF SERVICE OF JUDICIAL PROCESS OR OF A COMPLAINT IN ARBITRATION. FAILURE TO SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE WITHIN THE TIME SPECIFIED ABOVE SHALL BE DEEMED A WAIVER OF THE AGGRIEVED PARTY’S RIGHT TO COMPEL ARBITRATION OF SUCH CLAIM. THE ISSUE OF WAIVER PURSUANT TO THIS AGREEMENT IS AN ARBITRABLE DISPUTE.

(h)	ACTIVE PARTICIPATION IN PENDING LITIGATION DURING THE 360 DAY NOTICE PERIOD, WHETHER AS PLAINTIFF OR DEFENDANT, IS NOT A WAIVER OF THE RIGHT TO COMPEL ARBITRATION. ALL DISCOVERY OBTAINED IN THE PENDING LITIGATION MAY BE USED IN ANY SUBSEQUENT ARBITRATION PROCEEDING.

(i)	THE PARTIES FURTHER AGREE THAT (i) NO ARBITRATION PROCEEDING SHALL BE CERTIFIED AS A CLASS ACTION OR PROCEED AS A CLASS ACTION, AND (ii) NO ARBITRATION PROCEEDING HEREUNDER SHALL BE CONSOLIDATED WITH, OR JOINED IN ANY WAY WITH, ANY OTHER ARBITRATION PROCEEDING.

(j)	ANY ARBITRATOR SELECTED SHALL BE KNOWLEDGEABLE IN THE SUBJECT MATTER OF THE DISPUTE. EACH OF THE PARTIES SHALL PAY AN EQUAL SHARE OF THE ARBITRATION COSTS, FEES, EXPENSES, AND OF THE ARBITRATORS’ FEES, COSTS, AND EXPENSES. THE FAILURE OF ANY PARTY TO PAY AN EQUAL SHARE OF THE ARBITRATION COSTS, FEES, EXPENSES, AND OF THE ARBITRATORS’ FEES IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND AT THE TIME ESTABLISHED BY THE AMERICAN ARBITRATION ASSOCIATION SHALL CONSTITUTE A DEFAULT, SHALL PREVENT SUCH PARTY FROM CONTESTING ANY CLAIMS OR DEFENSES MADE AGAINST IT, HIM, OR HER, AND SHALL CONSTITUTE SUFFICIENT GROUNDS FOR THE RENDERING OF A DEFAULT ARBITRATION AWARD AGAINST IT, HIM, OR HER.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

(k)	ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING HEREUNDER AND THE COMMENCEMENT OF ANY ARBITRATION PROCEEDING TOLLS SUCH LIMITATIONS.

(l)	IN ANY ARBITRATION PROCEEDING SUBJECT TO THIS PROVISION, THE ARBITRATORS, OR MAJORITY OF THEM, ARE SPECIFICALLY EMPOWERED TO DECIDE (BY DOCUMENTS ONLY, OR WITH A HEARING, AT THE ARBITRATORS’ SOLE DISCRETION) PRE-HEARING MOTIONS WHICH ARE SUBSTANTIALLY SIMILAR TO PRE-HEARING MOTIONS TO DISMISS AND MOTIONS FOR SUMMARY ADJUDICATION.

(m)	THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE AGREEMENT IN WHICH THIS PROVISION IS CONTAINED, UNLESS ALL OF THE PARTIES OTHERWISE EXPRESSLY AGREE IN WRITING.

(n)	THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT EVIDENCES A TRANSACTION INVOLVING INTERSTATE COMMERCE IN THAT THE FUNDS WHICH MAY BE ADVANCED OR COMMITTED UNDER THIS AGREEMENT ARE DERIVED FROM INTERSTATE AND/OR INTERNATIONAL FINANCIAL MARKETS. THE FEDERAL ARBITRATION ACT SHALL GOVERN THE INTERPRETATION, ENFORCEMENT, AND PROCEEDINGS PURSUANT TO THE ARBITRATION CLAUSE OF THIS AGREEMENT.

(o)	THE ARBITRATORS, OR A MAJORITY OF THEM, SHALL AWARD ATTORNEY’S FEES AND COSTS TO THE PREVAILING PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT.

(p)	VENUE OF ANY ARBITRATION PROCEEDING HEREUNDER SHALL BE IN HARRIS COUNTY, TEXAS.

If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

NOTICE TO COMPLY WITH STATE LAW

For the purpose of this Notice, the term “WRITTEN AGREEMENT” shall include the document set forth above, together with each and every other document relating to and/or securing the same loan transaction, regardless of the date of execution.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-

LENDER:

First National Bank

By:
Name:	Linda Burley
Title:	Branch President

BORROWER:

UGHS Dallas Hospitals, Inc.

By:
Name:	Hassan Chahadeh
Title:	President

GUARANTOR:

University General Health System, Inc.

By:
Name:	Hassan Chahadeh
Title:	Chief Executive Officer

OTHER PARTY WITH RESPECT TO CERTAIN

PROVISIONS:

Dufek Massif Hospital Corporation, doing business

as South Hampton Community Hospital

By:
Names:	Duane Rossmann
Title:	Chairman

LOAN AGREEMENT BETWEEN UGHS DALLAS HOSPITALS, INC., and

UNIVERSITY GENERAL HEALTH SYSTEM, INC., and FIRST NATIONAL BANK-